SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS II

and

VICTORY CAPITAL MANAGEMENT INC.

Dated: May 21, 2015

ETFs

ETF Name	Fee1	Last Approved	Must Be Approved By
VictoryShares US 500 Volatility Wtd ETF	0.30%	December 5, 2024	December 31, 2025

VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	December 5, 2024	December 31, 2025

VictoryShares US EQ Income Enhanced Volatility Wtd	0.30%	December 5, 2024	December 31, 2025
ETF

VictoryShares International Volatility Wtd ETF	0.40%	December 5, 2024	December 31, 2025

VictoryShares US Large Cap High Div Volatility Wtd	0.30%	December 5, 2024	December 31, 2025
ETF

VictoryShares US Small Cap High Div Volatility Wtd	0.30%	December 5, 2024	December 31, 2025
ETF
VictoryShares Dividend Accelerator ETF	0.30%	December 5, 2024	December 31, 2025

VictoryShares US Multi-Factor Minimum Volatility	0.30%	December 5, 2024	December 31, 2025
ETF

VictoryShares Core Intermediate Bond ETF	0.30%	December 5, 2024	December 31, 2025

VictoryShares Core Short-Term Bond ETF	0.25%	December 5, 2024	December 31, 2025

VictoryShares Emerging Markets Value Momentum	0.30%	December 5, 2024	December 31, 2025
ETF
VictoryShares International Value Momentum ETF	0.25%	December 5, 2024	December 31, 2025

VictoryShares US Small Mid Cap Value Momentum	0.15%	December 5, 2024	December 31, 2025
ETF

VictoryShares US Value Momentum ETF	0.15%	December 5, 2024	December 31, 2025

VictoryShares Core Plus Intermediate Bond ETF	0.35%	December 5, 2024	December 31, 2025

VictoryShares Corporate Bond ETF	0.35%	December 5, 2024	December 31, 2025

VictoryShares WestEnd US Sector ETF	0.40%	December 5, 2024	December 31, 2025

VictoryShares Free Cash Flow ETF	0.35%	December 5, 2024	December 31, 2025

VictoryShares Small Cap Free Cash Flow ETF	0.45%	December 5, 2024	December 31, 2025

1Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

ETF Name	Fee1	Last Approved	Must Be Approved By
VictoryShares WestEnd Global Equity ETF	0.52%	May 21, 2024	December 31, 2025

VictoryShares WestEnd Dynamic Equity ETF*	0.65%	May 21, 2024	December 31, 2025

VictoryShares WestEnd Economic Cycle Bond ETF	0.35%	May 21, 2024	December 31, 2025

VictoryShares Hedged Equity Income ETF	0.50%	May 21, 2024	December 31, 2025

VictoryShares Free Cash Flow Growth ETF	0.35%	October 22, 2024	December 31, 2025

VictoryShares Free International Cash Flow ETF	0.50%	May 20, 2025	December 31, 2025

VictoryShares International Free Cash Flow Growth	0.50%	May 20, 2025	December 31, 2025
ETF
VictoryShares Pioneer Asset-Based Income ETF	0.55%	August 26, 2025	December 31, 2025

Mutual Funds

Name of Fund	Fee1	Last Approved	Must Be Approved By
Victory Market Neutral Income Fund	0.35%	December 5, 2024	December 31, 2025

Current as of August 26, 2025 * Pending launch - TBD

VICTORY PORTFOLIOS II

By: /S/ THOMAS DUSENBERRY_

Name: Thomas Dusenberry

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By: /S/MICHAEL D. POLICARPO

Name: Michael D. Policarpo II

Title: President, Chief Financial Officer and Chief Administrative Officer

1Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.